MEMBER CONTROL AGREEMENT

                                       OF

                                  REDBALL, LLC

         THIS MEMBER CONTROL AGREEMENT is made and entered into effective as of the 22nd day of November, 1999, by and among REDBALL, LLC, AG-CHEM EQUIPMENT CO., INC. ("Ag-Chem") and C.A.P., INC. ("C.A.P.").

                                    RECITALS:

         WHEREAS, Ag-Chem and C.A.P. constitute all of the current Members of REDBALL, LLC, a Minnesota limited liability company; and

         WHEREAS, Section 322B.37 of the Minnesota Limited Liability Company Act authorizes a "Member Control Agreement" as defined therein, and the parties hereto wish to enter into such an agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         The terms defined in this Article I (except as may be otherwise expressly provided in this Agreement or unless the context otherwise requires) shall, for all purposes of this Agreement, have the following respective meanings:

         1.1) Act. The term "Act" shall mean the Minnesota Limited Liability Company Act contained in Minnesota Statutes, Chapter 322B, as amended, and any successors thereto.

         1.2) Affiliate. The term "Affiliate" shall mean, when used in connection with a Member, the following:

         (a) a company or any other business entity of which more than fifty percent (50%) of its voting shares or units are owned directly or indirectly by Ag-Chem; or

         (b) a company or any other business entity which owns, directly or indirectly, more than fifty percent (50%) of the voting shares or units of Ag-Chem; or

         (c) a company or any other business entity of which more than fifty percent (50%) of its voting shares or units are owned directly or indirectly by a company described in (b); or

         (d) a Family Member.

         1.3) Agreement. The term "Agreement" shall mean this Member Control Agreement as amended from time to time and any successors thereto.

         1.4) Board of Governors. The term "Board of Governors" shall mean the board of governors of the Company.

         1.5) Capital Account. The term "Capital Account" shall mean the account of any owner of Membership Units that is maintained in accordance with the provisions of Section 4.2.

         1.6) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor to that Code. Any reference herein to specific sections of the Code, and to the Treasury Regulations thereunder, shall be deemed to include a reference to any corresponding provisions of future law.

         1.7) Company. The term "Company" shall mean REDBALL, LLC, a Minnesota limited liability company.

         1.8) Default Rule. The term "Default Rule" shall mean a rule stated in the Act which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized pursuant to the Act and which applies except to the extent it is negated or modified through the provisions of the Company's Articles of Organization, Operating Agreement or this Agreement.

         1.9) Intentionally Deleted.

         1.10) Disposition. The term "Disposition" shall mean, when used in connection with the Membership Units, the earlier occurrence of any voluntary or involuntary act which could result, will result, or results in a third Person, excluding another Member, acquiring Membership Units (or an interest therein) or an ownership interest in C.A.P. including, but not limited to, any one or more of the following events:

         (a) The filing of a petition by or against a Member in any proceeding under federal or any state bankruptcy, reorganization, or insolvency laws for all or any part of the Member's assets which includes all or part of the Membership Units which is not dismissed within sixty (60) days after commencement thereof, the making of an assignment for the benefit of creditors of a Member, or the appointment of a receiver, custodian, or trustee for all or part of the assets of the Member which includes all or part of the Membership Units;

         (b) Commencement of an action to foreclose upon the Membership Units by a creditor of a Member;

         (c) The making of any other involuntary assignment, transfer, encumbrance, or lien upon the Membership Units of a Member.

         (d) Gift, bequest or donation of Membership Units, or an interest therein, to any third Person, including, but not limited to charities;

         (e) A transfer, sale, assignment, trade, or any other transfer or disposition of an ownership interest in C.A.P. by Steven Claussen or Robert Claussen; or

         (f) A transfer, sale, assignment, trade, or other disposition of Membership Units, or an interest therein, in exchange for property, whether personal or real, tangible or intangible.

         Notwithstanding the foregoing, "Disposition" shall not include a Sale of Membership Units as defined in Section 1.23, a transfer of Membership Units to an Affiliate, or a transfer of an ownership interest in C.A.P. to an Affiliate.

         1.11) External Sales. The term "External Sales" shall mean the sales of all products of the Company (excluding warranty parts) by Ag-Chem's resale division to external customers of the Company.

         1.12) Family Member. The term "Family Member" shall mean, with respect to Steven Claussen or Robert Claussen:

         (a) Steven Claussen and Robert Claussen's spouses;


                                       2.

         (b) any child, grandchild or other descendant, whether by blood or adoption, of Steven Claussen or Robert Claussen; and

         (c) any trust established for the benefit of such individual and/or any of the persons described in clauses (a) or (b); and

         (d) Steven and Robert Claussen.

         1.13) Fiscal Year. The term "Fiscal Year" shall mean (i) the period commencing on October 1, 1999 and ending on September 30, 2000; (ii) any subsequent twelve (12) month period commencing on October 1 and ending on September 30; or (iii) any portion of the period described in clauses (i) or
(ii) for which the Company is required to allocate Net Profits and Net Losses and other items of Company income, gain, loss or deduction pursuant to this Agreement.

         1.14) Governor. The term "Governor" shall mean an individual serving on the Board of Governors.

         1.15) Member. The term "Member" shall mean a Person who is reflected in the Required Records of the Company as the owner of at least one (1) Membership Unit of the Company, as such Required Records may be updated from time to time.

         1.16) Membership Units. The term "Membership Units" shall mean the sole ownership interest in the Company and which shall include the rights identified in Article III and other rights provided to owners of Membership Units as stated in this Agreement.

         1.17) Net Income and Net Losses. The terms "Net Income" and "Net Losses" shall mean the profits and losses of the Company, as the case may be, as determined for federal income tax purposes, plus any adjustments required pursuant to the Code or Treasury Regulations, as of the close of each Fiscal Year.

         1.18) Operating Agreement. The term "Operating Agreement" shall mean the agreement, if any, adopted by the Board of Governors or the Members pursuant to Minnesota Statutes, Section 322B.603, and any other rules, resolutions or other provisions that relate to the management of the business or regulation of the affairs of the Company and have been expressly made part of the Operating Agreement by action taken by the Board or the Members from time to time.

         1.19) Operative Date. The term "Operative Date" shall have the following meanings:

         (a) In the event of the death of a Member, the "Operative Date" means the date of death of such Member;

         (b) Intentionally Deleted.;

         (c) In the event of Termination, the "Operative Date" means the date that the Termination becomes effective; and

         (d) In the event of a Disposition, the "Operative Date" means the date of delivery to the Company and other Members of the written notice of the earliest event of a Disposition of Membership Units as set forth in
         Section 1.10.

         1.20) Person. The term "Person" shall mean a natural person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity.

         1.21) President. The term "President" shall mean a Person or Persons duly elected or appointed pursuant to the terms of this Agreement to manage the business of the Company.

                                       3.

         1.22) Required Records. The term "Required Records" shall mean those records specified in Section 6.1.

         1.23) Sale of Membership Units. The term "Sale of Membership Units" shall mean the sale, transfer, assignment or disposition of all right, title and interest in Membership Units in exchange for a receipt of cash, cash equivalents or a promissory note payable in the future in installments of cash or cash equivalents.

         1.24) Selling Expenses. The term "Selling Expenses" shall mean the expenses of Ag-Chem's resale division and credit department that are allocable to the Company including, but not limited to, the following:

         (a) the actual amount of base pay and commissions of dealer representatives;

         (b) the prorated share of the compensation paid to the "In/Out Staff" selling the Company's products based on the number of days the "In/Out Staff" is in the field selling the Company's products as a percentage of the total number of days worked;

         (c) the salary of any "sales manager" hired by Ag-Chem to work full-time with the "In/Out Staff" and dealer representatives selling the Company's products;

         (d) the prorata cost of the benefits provided to the persons described in Section 1.24(a) - (c) which shall equal the amount of compensation paid or allocated to such persons multiplied by twenty percent (20%);

         (e) the allocable share of Ag-Chem's "credit department" expenses allocated based on the total amount of sales of the Company reviewed and authorized by the "credit department" as a percentage of the total amount of sales of Ag-Chem reviewed and authorized by the "credit department";

         (f) the actual amount of telephone, travel and entertainment expenses;

         (g) except as provided below, the actual amount of auto expenses incurred;

         (h) the average fleet lease cost per vehicle;

         (i) the average cost per vehicle for auto insurance; and

         (j) the actual cost of advertising, trade shows and catalogs.

         1.25) Selling Member. The term "Selling Member" shall mean the following:

         (a) the personal representative, successor in interest, or authorized representative who is entitled to receive the proceeds of a sale in the event of the death of a Member;

         (b) the trustee in bankruptcy, spouse, or other third party holding an interest in the Membership Units in the event of a Disposition of Membership Units;

         (c) C.A.P. in the event of the Disposition of Membership Units of Steven Claussen or Robert Claussen; or

         (d) in all other events, the Member required to offer its Membership Units as set forth herein.


                                       4.

                                   ARTICLE II.

                              INTENT AND BACKGROUND

         2.1) Intent of This Agreement. The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. Therefore, the parties intend this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution, winding up, and termination, as well as the relations amongst the Company's Members.

         2.2) Advice of Counsel. Each Person signing this Agreement understands that this Agreement is a legally binding agreement, and each such person has had the opportunity to consult with a lawyer, and has either consulted a lawyer or consciously decided not to consult a lawyer.

         2.3) Relationship of This Agreement to the Default Rules. Regardless of whether this Agreement specifically refers to any particular Default Rule, and if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement shall control and the Default Rule is hereby modified or negated accordingly. In addition, if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule shall be modified or negated accordingly.

         2.4) Relationship Between this Agreement to the Articles of Organization and Operating Agreement. If a provision of this Agreement differs from a provision of the Company's Articles of Organization or Operating Agreement, then to the extent allowed by law, this Agreement shall govern.

                                  ARTICLE III.

                   MEMBERSHIP, CONTRIBUTIONS AND DISTRIBUTIONS

         3.1) Membership Units and Initial Unit Authorization. Ownership rights in the Company are reflected in Membership Units as recorded in the Required Records and include a Member's financial rights and governance rights. Membership Units cannot be split or divided into governance and financial interests or units. A Person who owns a Membership Unit is a Member. The names of the Members, their agreed upon respective capital contributions and the number of Membership Units granted are reflected on Schedule 3.1, which is attached hereto and incorporated herein by reference. The Company and the Members acknowledge and agree that such Capital Contributions have been made by the Members and accepted by the Company. The Company shall be authorized to issue two hundred thousand (200,000) Membership Units. The Company shall not issue any certificates of units but shall, at the written request of a Member, provide a certified statement as to the number of Membership Units owned by such Person as of the date the statement is provided.

         3.2) Voting. Except as otherwise required by law, or expressly provided for in this Agreement, each Member shall be entitled to vote on all matters in proportion to the number of Membership Units owned by such Member, as reflected in the Required Records on the date on which the vote is taken, and all actions of the Members shall be determined by the affirmative vote of sixty-six and 67/100 percent (66.67%) of the outstanding Membership Units.

         3.3) Allocation of Net Income and Net Losses. Net Income and Net Losses shall be allocated annually according to the number of Membership Units owned as reflected in the Required Records. For any Membership Unit not owned by the same Person for the entire Fiscal Year, the allocation shall be prorated to reflect the period of time that the Membership Unit was owned by each Person during the Fiscal Year.

         3.4) Operating Distributions. The Company shall not authorize nor make any operating distributions unless the cumulative Net Income exceeds the cumulative Net Losses. Unless otherwise agreed to by the Members, to the extent funds are available and a distribution is legally permitted, the Company shall, on an annual basis and within thirty (30) days after completion of the audit of the Company by the certified public accountant regularly retained by the Company, distribute cash to the Members, in proportion to the total number of Membership Units outstanding, an amount equal to one hundred percent (100%) of the lesser of the following:


                                       5.

         (a) Net Income; or

         (b) The amount the cumulative Net Income exceeds the cumulative Net Losses.

         3.5) Liquidating Distributions. If the Company is terminated pursuant to Section 11.2 and its business is being liquidated in accordance with Section 322B.873 of the Act, the Company shall cease to carry on its business, except to the extent necessary for the winding up of the business of the Company. The Company shall thereafter be wound up and terminated as provided by the Act. All tangible or intangible property of the Company, including money, remaining after the discharge of the debts, obligations, and liabilities of the Company (including any and all amounts due to a Member for whatever reason) shall be distributed as follows:

         (a) First, to the owners of Membership Units in proportion to, and to the extent of the positive balances in their Capital Accounts; and

         (b) Second, to the owners of Membership Units in proportion to the number of Membership Units owned as reflected in the Required Records.

         Furthermore, with respect to any distributions made pursuant to this
Section 3.5 within the first five (5) years of this Agreement, the Members agree that any and all then existing "intellectual property": (i) specifically contributed by C.A.P. to the Company shall be distributed to C.A.P. (or its successor in interest); and (ii) specifically contributed by Ag-Chem to the Company shall be distributed to Ag-Chem (or its successor in interest); and
(iii) developed by the Company shall be distributed to the Members (or their respective successors in interest) to provide that each Member shall be entitled to a "royalty-free" license for any "intellectual property" developed by the Company during the term of this Agreement.

         3.6) Additional Capital Contributions. The Company has no right to require, and no Member shall have any obligation to make, additional capital contributions to the Company. In addition, no Member shall be obligated to fund, advance, or lend monies which may be necessary to pay any deficit incurred by the Company during the term hereof.

         3.7) Company's Authority to Accept Additional Contributions or Grant Additional Membership Units. The Company may not accept additional contributions, or create, issue or allocate additional Membership Units without the written consent of the Members owning sixty-six and 67/100 percent (66.67%) of the outstanding Membership Units and the execution of this Agreement (or another document evidencing his intent to be bound by this Agreement) by the person receiving such Membership Units. Upon such consent, Schedule A and the Required Records shall be appropriately amended. To be effective, the approval required by this Section 3.7 must specify the number of Membership Units authorized, the amount, nature, and value of the contribution to be received, the identity of the contributor or would-be contributor, a deadline by which the authorized contribution must be received, and any other condition on the approval.

         3.8) No Rights of Redemption or Return of Contribution. No Person has a right to have its Membership Units redeemed or its contribution returned prior to the termination of the Company.

         3.9) Distributions Subject to Set-Off by the Company. All distributions are subject to set-off by the Company for any past-due obligation of the Member to make a contribution to the Company or for any past-due obligation owed to the Company by the Person who originally owned the Membership Units. In addition, and without the consent of C.A.P. or the Claussens, the Company shall set-off any distributions to be made to C.A.P. for any amounts due and owing by C.A.P. or the Claussens to the Company pursuant to Section 10.3.

         3.10) Loans From and Other Transactions With Members. Subject to the approval of the Board of Governors and the terms of this Agreement, the Company may borrow money from and enter into other transactions with a Member. Any payment or transfer treated as a loan to the Company shall neither be treated as a contribution to the capital of the Company for any purpose hereunder, nor entitle the Member to any increase in the number of Membership Units owned by said Member. Any such loan shall be secured by the assets of the Company and shall


                                       6.

be repaid at such times and with such interest (at rates not to exceed the maximum permitted by law) as the Company and the lending Member shall reasonably agree.

                                   ARTICLE IV.

                                   TAX MATTERS

         4.1) Tax Characterization and Returns. The Members acknowledge that the Company will be treated as a "partnership" for federal and Minnesota state income tax purposes. All provisions of this Agreement, the Company's Articles of Organization and Operating Agreement are to be construed so as to preserve that tax status. Within ninety (90) days after the end of each Fiscal Year, the President shall cause to be delivered to each Person who owned Membership Units at any time during such Fiscal Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of the federal or state income tax (or information) returns for each owner of Membership Units. The Form K-1 shall include a statement showing the share of income, gain or loss, and credits for the Fiscal Year for each owner of Membership Units.

         4.2) Capital Accounts. The Company will establish a Capital Account for each owner of Membership Units and will maintain each Capital Account according to the following rules:

         (a) Maintenance. The Company will maintain the Capital Accounts in accordance with Treasury Regulationsss. 1.704-1(b)(2)(iv).

         (b) Liquidation Payments. If the Company liquidates itself the Company will make liquidating distributions in accordance with Section 3.5.

         (c) Negative Capital Account and Qualified Income Offset. A Member is not liable to fund any deficit in its Capital Account at any time. Notwithstanding any other provision in this Agreement, if a Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and the unexpected adjustment, allocation, or distribution results in a deficit balance in the Capital Account for such Member, such Member will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance or the increase in the deficit balance as quickly as possible. It is intended that this subdivision will meet the requirements of a "qualified income offset" as defined in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d), and this Article IV is to be interpreted and applied consistent with that intention.

         (d) Nonrecourse Deductions. If the Capital Account of a Member has a deficit balance at any time and the deficit or increase in deficit was caused by the allocation of nonrecourse deductions as defined in Treasury Regulations ss. 1.704-2(b), then beginning in the first taxable year of the Company in which there are nonrecourse deductions or in which the Company makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain as defined in Treasury Regulations ss. 1.704-2(d) and thereafter throughout the full term of the Company, the following rules shall apply:

                  (1) Nonrecourse deductions shall be allocated to the Members in a manner that is reasonably consistent with the allocations that have substantial economic effect as defined in Treasury Regulations ss. 1.704-1 or some other significant item attributable to the property securing the nonrecourse liabilities; and

                  (2) If there is a net decrease in minimum gain for a taxable year, each Member will be allocated items of Company income and gain for that year equal to such Member's share of the net decrease in minimum gain as defined in Treasury Regulations ss. 1.704-2(g)(2).

         (e) Interest. No interest shall be paid by the Company on capital contributions or any Capital Account balance.


                                       7.

         4.3) Accounting Decisions. Except as otherwise provided by the Board of Governors, the Treasurer/Chief Financial Officer shall make all decisions relating to accounting matters and may cause the Company to make whatever elections the Company may make under the Code, including the election referred to in Section 754 of the Code to adjust the basis of Company assets.

         4.4) "Tax Matters Partner". Except as otherwise provided by the Board of Governors, Ag-Chem shall act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

         4.5) Tax Allocations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Member in accordance with the number of Membership Units owned so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value as of the date of contribution. In the event any Company asset is adjusted as a result of a revaluation pursuant to Treasury Regulations ss. 1.704-1(b)(2)(f), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value as of the date of such revaluation in the same manner as under
Section 704(c) of the Code and the Treasury Regulations thereunder. Any election or other decision relating to such allocations shall be made by the Board of Governors in any manner that reasonably reflects the purpose and intention of this Agreement. In addition, any allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, the Capital Account or share of income, profits, gains, losses, expenses, deductions, credits or other items or distributions pursuant to any provision of this Agreement for a Member.

                                   ARTICLE V.

                   GOVERNANCE: BOARD OF GOVERNORS AND MANAGERS

         5.1) Board of Governors to Manage. Except as otherwise provided herein or in the Act, the business and affairs of the Company shall be managed by or under the direction of the Board of Governors. No Member (unless otherwise provided herein), acting in his or its capacity as a Member, shall constitute an agent of the Company. Notwithstanding anything in this Agreement or the Act to the contrary, the Board of Governors shall not have the authority to cause the Company to take any of the actions listed below without the affirmative vote of the Members owning sixty-six and 67/100 percent (66.67%) of the Membership Units outstanding at the time of such vote:

         (a) authorizing the issuance of any additional Membership Units;

         (b) filing for bankruptcy or liquidation of the Company;

         (c) authorizing the dissolution, sale or merger of the Company or the acquisition by the Company of any other entity;

         (d) authorizing the waiver of pre-emptive rights provided in the Articles of Organization;

         (e) selecting the Company's auditors;

         (f) authorizing a change in the Company's capital structure;

         (g) establishing a new business;

         (h) disapproving of any Board of Governors' recommendation for distribution of the Company's profits, including declaration of dividends;


                                       8.

         (i) changing the number of members of the Board of Governors, or electing and removing members of the Board of Governors;

         (j) approving the settlement of any warranty lawsuit or claim (or group and similar warranty lawsuits or claims if the claims are similar) if the amount involved is greater than Ten Thousand Dollars ($10,000) or any product liability lawsuit or claim; or

         (k) Approving the Annual Business Plan of the Company; or

         (1) authorizing any agreement between the Company and a Member (or an affiliate).

         5.2) Number of Governors and First Board of Governors. The Board of Governors shall consist of four (4) persons. For so long as C.A.P. and Ag-Chem (including any of its Affiliates), own an equal number of Membership Units, two
(2) of the members of the Board of Governors shall be appointed by Ag-Chem and two (2) of the members of the Board of Governors shall be appointed by C.A.P. Thereafter, the terms of this Section 5.2 shall terminate and shall be null and void. The first Board of Governors shall consist of Steven Claussen, Robert Claussen, John Retherford and Donald Pottinger who shall serve until their successors are duly elected and qualified pursuant to the terms of this Agreement and the Operating Agreement. Furthermore, C.A.P. agrees that it shall vote all of its Membership Units so as to elect the individuals designated by Ag-Chem as members of the Board of Governors and Ag-Chem agrees that it shall vote all of its Membership Units so as to elect the individuals designated by C.A.P. as Members of the Board of Governors.

         5.3) Compensation. No Governor shall be entitled to receive any compensation or fees in connection with his position as a Governor, unless approved by the unanimous vote of the Board of Governors.

         5.4) Number and Designation of Managers. The Company shall have one (1) or more individuals exercising the functions of the offices of President (Chief Manager), Secretary and Treasurer. The Board of Governors may elect or appoint such other Managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be provided in the Operating Agreement, or as otherwise determined by the Board of Governors. Any of the positions or functions of those positions may be held by the same individual. The Members agree that Steven Claussen will be the President until the earlier of either his resignation or removal by the Board of Governors as provided herein. Thereafter, a majority of the Board of Governors shall appoint a new President.

         5.5) Limitations on Powers of Managers. Notwithstanding any other provision of this Agreement, no manager, including the President, Secretary or Treasurer, shall have the authority or power to take any of the following actions for or on behalf of the Company, or enter into any agreement purporting to obligate the Company to take any of the following actions, unless first approved by the Board of Governors or the Members (as the case may be):

         (a) issue any additional Membership Units;

         (b) borrow or loan funds in excess of Ten Thousand Dollars ($10,000) except for any transaction with Ag-Chem;

         (c) authorize capital expenditures in excess of Ten Thousand Dollars ($10,000);

         (d) sell, lease, transfer or otherwise dispose of substantially all of the assets of the Company outside the ordinary course of business;

         (e) finance or refinance any real property owned by the Company or amend or modify any lease for real property in which the Company is a party; or


                                       9.

         (f) enter into any transaction or series of transactions between the Company and any Member involving consideration received or paid by the Company having a fair market value in excess of Ten Thousand Dollars ($10,000).

         5.6) Management by Members. Notwithstanding anything herein to the contrary, pursuant to Section 322B.606, subd. 2, of the Act, the Members may, by the affirmative vote of the Members owning sixty-six and 67/100 percent (66.67%) of the Membership Units, take any action under the Act or this Agreement that the President or Board of Governors may take under the terms of the Act or this Agreement.

                                   ARTICLE VI.

                                REQUIRED RECORDS

         6.1) Contents and Location of Required Records. The Company will maintain at its principal place of business, or at some other location chosen by the Board of Governors, the Required Records as stated in Section 322B.373 of the Act.

         6.2) Access to Required Records. After giving reasonable advance notice to the Company, any Member may inspect and review the Required Records and may, at the Member's expense, have the Company make copies of any portion or all of the Required Records. In addition, unless the Company agrees otherwise, all Member access to the Required Records must take place during the Company's regular business hours. The Company may impose additional reasonable conditions and restrictions on Members' access to the Required Records, including specifying the amount of advance notice a Member must give and the charges imposed for copying.

                                  ARTICLE VII.

               SALE OF MEMBERSHIP UNITS AND RIGHT OF FIRST REFUSAL

         7.1) Transfer to Affiliates. Any Member may transfer its Membership Units, in whole or in part, to an Affiliate subject to the following conditions:

         (a) prior written notice is given to the other Members identifying the Affiliate and the Membership Units to be transferred;

         (b) the Affiliate receiving the Membership Units agrees, in writing, to be bound by all the terms and conditions of this Agreement including, specifically, Section 8.6, and any other agreements to which the transferring Member and the Company is a party; and

         (c) the Affiliate agrees that prior to ceasing to be an Affiliate it shall retransfer its Membership Units to the transferring Member or to another Affiliate of the transferring Member (pursuant to the provisions of this Section 7.1).

         7.2) Sale or Transfer to Non-affiliates; Right of First Refusal. Except as otherwise agreed to by all of the Members or as provided in Sections 7.1 and 8.6, the Members agree not to sell or transfer all or any portion of their Membership Units to any Person for a period of five (5) years immediately after the date of this Agreement. Thereafter, prior to any Sale of Membership Units by a Member to third Persons, including other Members, the Selling Member shall deliver to the Company and the other Members a written notice setting forth the following:

         (a) An offer, first to the Company and then to the other Members, to sell the Membership Units of the Selling Member subject to the terms and conditions set forth in Section 7.2, and a statement of the address to which notice of acceptance may be sent; and

         (b) A statement identifying the third Person to the Sale of Membership Units which contains the terms and conditions of the proposed Sale of Membership Units, including the amount of the purchase price, the


                                       10.

         date and manner of the payment thereof, the terms of any security, pledge, lien or other encumbrance, and copies of any documentation related thereto.

         7.3) Terms of Sale. The Membership Units subject to a proposed sale shall be offered first to the Company and then the Members as follows:

         (a) In the event the Company fails to exercise its right to purchase all or a part of the Membership Units within thirty (30) days after delivery of the written notice to the Company and the other Members, the other Members shall have the right to purchase any remaining Membership Units during an additional thirty (30) day option period. In the event more than one Member desires to purchase the Membership Units, such units shall be allocated among said electing Members in proportion to the number of Membership Units then held by each of them, or in such other manner as the electing Members may agree, until all of the Membership Units have been allocated or until no electing Member desires to acquire any more of the Membership Units. The purchase price of the Membership Units subject to the right of first refusal provided in this Article VII shall be the price at which the Selling Member proposes to sell the Membership Units to the third Person, as described in the written notice, and shall be subject to the same terms and conditions described therein. The provisions of this section shall in no way abrogate the option described in section 8.6, and in the event of any conflict between this section and section 8.6, section 8.6 shall prevail.

         (b) The closing of the purchase of the Membership Units under this
         Article VII provided for herein shall take place at the Company's principal office or at such other place, and at such time, as may be agreeable to the Selling Member and the Company or the Members (as the case may be) but not more than ninety (90) days after the delivery of the written notice to the Company and the Members. At the closing, the purchaser(s) shall pay the purchase price and perform the other terms and conditions as set forth in the written notice. In exchange therefor, the Selling Member shall sell, assign and convey the Membership Units, free and clear of all liens and encumbrances, and each party shall carry out such acts and execute and deliver such documents as may be necessary or appropriate to carry out the other terms and conditions of the purchase.

         (c) If the Company and/or the Members do not elect to purchase all of the Membership Units, or if the closing does not occur within the ninety (90) day period through no fault of the Selling Member, the Selling Member may then sell the remaining Membership Units to the third Person referred to in the written notice within thirty (30) days after the expiration of such ninety (90) day period, subject to the same terms and conditions set forth in the written notice, unless the Membership Units are first reoffered to the Company and the Members in accordance with this Article VII. Any such sale of the Membership Units shall be effective only if the proposed transferee complies with all of the requirements of this Article VII and this Agreement (or another document evidencing his intent to be bound by this Agreement). As to the Company, the sale is effective only if it is made in accordance with this Article VII and when the Company has received notice of the Sale of Membership Units and such sale has been noted in the Required Records.

         7.4) Code Section 708 Restriction on Transfers. Unless otherwise agreed to by the Members owning sixty-six and 67/100 percent (66.67%) of the Membership Units, and notwithstanding the foregoing provisions of this Article VII, no Sale of Membership Units may be made if the Membership Units sought to be sold, when added to the total of all other Membership Units transferred within the twelve
(12) month period ending immediately prior thereto, would result in the termination of the Company under Section 708 of the Code. Notwithstanding anything to the contrary in this Agreement, the sale of substantially all of the assets of Ag-Chem (including its Membership Units), or the merger of Ag-Chem with or into a third party shall be deemed to be a permitted transfer under this Agreement, and shall not require the consent of any of the other Members.


                                       11.

                                  ARTICLE VIII.

                                PROPOSED BUY OUTS

         8.1) Optional Purchase by the Company and/or the Other Member. In the event of the Disposition of Membership Units, the Selling Member shall offer to sell all (but not less than all) of the Membership Units of the Selling Member to the Company and the other Members. The Selling Member shall promptly deliver a written notice to the Company and the other Members offering, first to the Company and then to the other Members, to sell the Membership Units of the Selling Member subject to the terms and conditions set forth below.

         (a) The Company shall then have the right to purchase all or a portion of the Membership Units of the Selling Member within thirty (30) days after receipt of such notice. In the event the Company fails to exercise its right to purchase all or a portion of the Membership Units within thirty (30) days after delivery of the written notice to the Company and the other Members, the other Members shall have the right to purchase any remaining Membership Units during an additional thirty
         (30) day option period. In the event more than one Member desires to purchase the Membership Units, such units shall be allocated among said electing Members in proportion to the number of Membership Units then held by each of them, or in such other manner as the electing Members may agree, until all of the Membership Units have been allocated or until no electing Member desires to acquire any more of the Membership Units.

         (b) As to the event triggering the provisions of this Section 8.1, unless all Membership Units of the Selling Member are committed to be purchased by the Company and/or other Members as set forth herein, the Selling Member is not obligated to sell any Membership Units to the Company and/or other Members, and the Selling Member may do any other act consistent with the terms of this Agreement including, but not limited to, offer to sell the Membership Units to a third Person subject to the provisions of Article VII hereof.

         8.2) Purchase Price. In the event of a purchase of Membership Units of a Selling Member as set forth in Section 8.1, the purchase price for the Membership Units of a Selling Member shall be the fair market value of the Membership Units to be purchased ("FMV"), determined as of the last day of the Company's fiscal quarter immediately preceding the date of the written notice given pursuant to Section 8.1. The fair market value of the Membership Unit shall be the price at which a willing seller would sell, and a willing buyer would purchase, the Membership Units and taking into account any distributions required to be made by the Company pursuant to the terms of this Agreement as well as any discounts for minority ownership or for lack of marketability. If the parties do not agree on the fair market value of the Membership Units, the Selling Member and the remaining Members shall agree within ninety (90) days after the Operative Date upon the appointment of an appraiser to determine the fair market value of the Membership Units. If the parties fail to agree upon an appraiser within the period set forth herein, an appraiser shall be selected by arbitration in the manner provided in Section 11.4. All costs and fees of the appraiser, and all costs of any arbitration with respect to the selection of an appraiser, shall be shared pro-rata by the parties. The determination of the fair market value shall take into consideration any and all factors deemed relevant by the appraiser chosen including, but not limited to, any discounts for minority ownership or for lack of marketability. The appraiser shall be required to deliver a written report setting forth all material information relied upon by the appraiser to determine the fair market value of the Membership Units of the Company. The appraiser's determination shall be final and binding upon all parties to this Agreement, but only for the purpose of determining the then current per Membership Unit value under this Section 8.2. Notwithstanding the foregoing, in the event Ag-Chem (or its successor or assigns) is the purchaser during the first five years of this Agreement, the Purchase Price shall be the lesser of the Option Price as provided in Section 8.6, or the FMV.

         8.3) Waiver. The Members hereby acknowledge that they have had full and complete access to information regarding the nature and extent of the Company's business, including, but not limited to, all pertinent financial data affecting the Company, its current business and prospects, in order to make a decision whether to enter into the terms of this Agreement, including the obligations in connection with a future Sale or Disposition of Membership Units. Neither the Company nor the Members have any duty or obligation to affirmatively disclose to the Selling Member, and the Selling Member shall have no right to be advised of any material information regarding


                                      12.

the Company at any time prior to, upon, or in connection with the Selling Member's future Sale or Disposition of Membership Units.

         8.4) Payment of Purchase Price. The purchase price of the Membership Units determined in accordance herewith shall be paid as follows:

         (a) In the event the Selling Member owes any amount not in dispute prior to the Operative Date to a purchaser(s), whether a Member or the Company, the Members agree in advance that the purchaser(s) shall, without any other specific authorization, either offset against the purchase price the amount owed by the Selling Member to the purchaser(s), or pay all or part of the purchase price to the Company or other Members to satisfy the amount due and owing to any of them by the Selling Member, or both.

         (b) In the event the Company is prevented by law from making any payment to the Selling Member, the Company shall not be required to make such payment but shall make such payment as soon as it is legally permissible for it to do so.

         8.5) Member and Company Agreements. Agreements among the Members and the Company to change the purchase price, or the method of determining the purchase price, shall not be effective until reduced to writing signed by the Company and all of the Members. The change in the purchase price shall become effective upon the signing of such document by all of the parties hereto, and upon signing, shall be regarded in all respects as a part of this Agreement and shall supersede any purchase price previously fixed under this Agreement.

         8.6) Option to Purchase by Ag-Chem. Notwithstanding anything herein to the contrary, C.A.P. (and its successors or assigns) hereby grants to Ag-Chem the option to purchase all (but not less than all) of the Membership Units owned by C.A.P. (and its successors or assigns). The Purchase Price for all of the Membership Units owned by C.A.P. (and its successors or assigns) shall be equal to Fifty Dollars ($50) per Membership Unit (the "Option Price") provided, however, that the Option Price shall be appropriately adjusted (both upward and downward) to reflect any reorganization, recapitalization, dividend or distribution of the Company's Membership Units, reclassification or split-up of the Company. Ag-Chem may only exercise this option by giving written notice to C.A.P. (and its successors or assigns) between October 1, 2004 and December 31, 2004 of its intent to exercise this option. If Ag-Chem gives such notice and exercises its option pursuant to this Section 8.6, the Members agree that C.A.P. (and its successors or assigns) shall be entitled to any distribution to be made pursuant to Section 3.4 for the Fiscal Year ending September 30, 2004.

         8.7) Closing. The closing of the purchase of the Membership Units as provided for pursuant to this Article VIII shall take place at the Company's principal office or at such other place, and at such time, as may be agreeable to the Selling Member and the Company or the other Members (as the case may be) but not more than ninety (90) days after the delivery of the written notice to the Company and the other Members. At the closing, the purchaser(s) shall pay the purchase price. In exchange therefor, the Selling Member shall sell, assign and convey the Membership Units, free and clear of all liens and encumbrances, and each party shall carry out such acts and execute and deliver such documents as may be necessary or appropriate to carry out the other terms and conditions of the purchase. Any such sale of the Membership Units shall be effective only if the proposed transferee complies with all of the requirements of this Article VIII and executes this Agreement (or another document evidencing his intent to be bound by this Agreement). As to the Company, the sale is effective only if it is made in accordance with this Article VIII and when the Company has received notice of the Sale of Membership Units and such sale has been noted in the Required Records.

                                   ARTICLE IX.

                         REPRESENTATIONS AND WARRANTIES

         9.1) Representations by the Claussens and C.A.P. The Claussens and C.A.P., jointly and severally, represent and warrant to Ag-Chem and the Company, as follows:


                                       13.

         (a) The Claussens are both competent, under no duress or legal restraint, and have the full legal right and capacity to enter into and perform their obligations under this Agreement.

         (b) That the Claussens and C.A.P. have the full right, power and authority to enter into this Agreement and will at all times have the full power and authority to perform their obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other loss affecting creditors' rights generally, or equitable principals, whether applied in a proceeding in equity or law.

         (c) Neither the Claussens nor C.A.P. are, nor at any time will they be, a party to any contract or other arrangement of any nature that will materially interfere with their full, due and complete performance of this Agreement.

         (d) There is no litigation or proceeding pending nor, to the best of the Claussens' or C.A.P.'s knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving the Claussens, C.A.P. or the Assets which could, if adversely determined, materially or adversely affect the operation or financial condition of the Company or the performance of the Claussens or C.A.P.'s obligations under this Agreement.

         (e) Neither the Claussens nor C.A.P. are, nor at any time will they be, in violation of any existing law, be it state or federal, by entering into this Agreement.

         (f) Except as provided on Schedule 9.1(f), both the Claussens and C.A.P. have full rights in, and complete and unencumbered title to, any assets conveyed to C.A.P. or the Company (as the case may be) by the Claussens or C.A.P. (as the case may be) pursuant to this Agreement.

         (g) The Claussens have operated a business engaged in the type of business represented by this Agreement for at least two (2) consecutive years immediately preceding the date of this Agreement.

         9.2) Representations by Ag-Chem. Ag-Chem represents and warrants to C.A.P. as follows:

         (a) Ag-Chem is a corporation duly organized and validly existing under the laws of the state of Minnesota and is in good standing in such jurisdiction.

         (b) Ag-Chem has the full right, power and authority to enter into this Agreement and will at all times have the full power and authority to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by it, and this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other loss affecting creditors' rights generally, or equitable principals, whether applied in a proceeding in equity or law.

         (c) Ag-Chem is not, nor at any time will it be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of this Agreement.

         (d) There is no litigation or proceeding pending nor, to the best of Ag-Chem's knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving Ag-Chem which could, if adversely determined, materially or adversely affect the operation or financial condition of the Company or the performance of Ag-Chem's obligations under this Agreement.

         (e) Ag-Chem is not, nor at any time will it be, in violation of any existing law, be it state or federal, by entering into this Agreement.


                                       14.

         (f) Ag-Chem has full rights in, and complete and unencumbered title to, the assets conveyed to the Company by Ag-Chem pursuant to this Agreement.

         (g) During the first five years of this Agreement, and provided Ag-Chem owns at least fifty percent (50%) of the outstanding Membership Units, Ag-Chem shall provide financing to the Company in amounts set forth in the "Business Plan" of the Company, provided the "Business Plan" of the Company has been approved by the Board of Governors on an annual basis. The borrowings shall relate to the normal and reasonable business operations of the Company, and shall not relate to any extraordinary expense of the Company. The borrowing shall be at Ag-Chem's current short-term borrowing rate, and the loan shall be secured by a first priority lien on all of the assets of the Company.

                                   ARTICLE X.

                     SALES, DISTRIBUTION AND WARRANTY COSTS

         10.1) Distribution Agreement. During the term of this Agreement and unless otherwise agreed to by Ag-Chem, Ag-Chem shall have the nonexclusive right to market and distribute the Company's products. All risks relating to the granting of credit by the Company in connection with the sale of the Company's product shall be the sole and absolute responsibility of the Company regardless of any credit investigation made by any Member.

         10.2) Selling Expenses. The Company shall reimburse Ag-Chem for the actual Selling Expenses incurred by Ag-Chem during any Fiscal Year. Such reimbursement shall be made as follows:

         (a) On or before the fifteenth (15th) day of each month, the Company shall pay to Ag-Chem an amount equal to eight and 50/100 percent (8.50%) multiplied by the External Sales for the prior month; and

         (b) Within ninety (90) days after the end of each Fiscal Year, Ag-Chem shall calculate the actual amount of Selling Expenses and:

                  (1) to the extent the payments made pursuant to Section 10.2(a) are greater than the actual Selling Expenses incurred by Ag-Chem during the previous Fiscal Year, Ag-Chem shall pay to the Company such amount; and

                  (2) to the extent the payments made pursuant to Section 10.2(a) are less than the actual Selling Expenses incurred by Ag-Chem during the previous Fiscal Year, the Company shall pay to Ag-Chem such amount.

         10.3) Warranty and Insurance Costs. C.A.P. and the Claussens agree that, on at least an annual basis, Ag-Chem shall reasonably calculate the amount of warranty and product liability claims related costs including, specifically, labor, parts, costs of insurance, and other out-of-pocket expenses that relate to products sold by (or on behalf of) C.A.P. or the Claussens or any business owned by either of them before the date of contribution to the Company. Within thirty (30) days after being notified of such amount by Ag-Chem, C.A.P. or the Claussens will pay to the Company such amount. C.A.P. and the Claussens shall be jointly and severally liable for the obligations under this Section 10.3.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         11.1) Indemnification. The Company will indemnify any Governor or manager made, or threatened to be made, a party to a proceeding by reason of that person acting on behalf of the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to the


                                      15.

Company's employee benefit plans, settlements, and reasonable expenses, including attorney fees and disbursements, incurred by the person in connection with a Company proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (b) acted in good faith on behalf of the Company;

         (c) received no improper personal benefit; and

         (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

         11.2) Termination. The Company shall be dissolved, wound up and terminated upon the occurrence of any of the following events:

         (a) The express written consent of all the Members;

         (b) By order of the court pursuant to either Section 322B.833 or
         Section 322B.843 of the Act;

         (c) By action of the Members pursuant to Section 322B.806 of the Act;
         or

         (d) By the Minnesota Secretary of State pursuant to Section 322B.960 of the Act.

         Except as provided above, no other event shall cause the dissolution of the Company.

         11.3) Amendment of Agreement. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing and signed by the Members owning sixty-six and 67/100 percent (66.67%) of the Membership Units of the Company. Any such change, modification or amendment hereto, when so approved shall be binding on all Members.

         11.4) Arbitration. In the event there is any dispute between the Members arising out of or relating to this Agreement and the Members themselves cannot resolve such dispute, the Members agree to refer and submit such dispute to the American Arbitration Association, Minneapolis, Minnesota (the "Association"), for arbitration, and any such proceeding shall be conducted in the Minneapolis, Minnesota metropolitan area. Any such arbitration shall be before a panel of three (3) arbitrators and shall be conducted in accordance with the rules of the Association, except that the parties shall be permitted discovery prior to any hearing in accordance with the Federal Rules of Civil Procedure, and the Federal Rules of Evidence and Federal Rules of Civil Procedure shall apply at any hearing. No arbitrator shall have any connection to the parties to this Agreement. The arbitrators shall have the right to award or include in their award any relief they deem proper, including without limitation, money damages, interest, specific performance, attorneys fees, cost and expenses incurred, but not exemplary or punitive damages. The award decision of the arbitrators shall be conclusive and binding upon all parties and may be entered in any court of competent jurisdiction. The parties agree to bring all claims in this arbitration which relate to the original claim. This provision shall continue after any expiration or termination of this Agreement.

         11.5) Assignment. This Agreement and the rights granted in accordance with it may not be ceded, pledged, granted under sublicense or disposed of in any other way entirely or partially, whether voluntarily, by legal operations or in any other way without consent of the other party. Notwithstanding the foregoing, either Ag-Chem may assign its rights and delegate its obligations under this Agreement to any one or more of its affiliates subject to the following conditions:


                                       16.

         (a) prior written notice is given to the other Members identifying the affiliate and the Membership Units to be transferred; and

         (b) the affiliate receiving the Membership Units agrees, in writing, to be bound by all the terms and conditions of this Agreement.

         11.6) Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota.

         11.7) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Member and owners of Membership Units as well as their respective distributees, successors, and assigns and any other person claiming a right or benefit under or covered by this Agreement.

         11.8) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never been part of this Agreement. The remaining provisions of this Agreement will remain in full force and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         11.9) Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be considered an original and all of which will constitute one and the same document.

         11.10) Additional Documents and Acts. Each Member agree to execute and deliver whatever additional documents and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

         11.11) Notices. Any notice to be given or made to the Company, its President or any Member must be in writing and will be considered to have been given when delivered to the address specified in the Company's Required Records.

         11.12) Schedules. All documents and other papers included as part of any schedules or exhibits to this Agreement are hereby incorporated into this Agreement by reference.

         11.13) Headings. The headings and captions for articles and sections of this Agreement are for the convenience of reference only and do not in any way modify, interpret, or construe the intent of the parties or the effect of any of the provisions of this Agreement.

         11.14) Insurance. In the event Ag-Chem (or its affiliates) provides insurance coverage through one or more of its insurance policies maintained from time to time by Ag-Chem, then the Company shall reimburse Ag-Chem promptly an amount equal to the pro-rata cost of such insurance policies, and the Company shall also be fully responsible for, and reimburse Ag-Chem for any deductibles or co-pays under such policies as it relates to claims against the Company.


                                       17.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

AG-CHEM EQUIPMENT CO., INC.                C.A.P., INC.

By:  /s/ John C. Retherford                By:  /s/ Steven Claussen
    ---------------------------------          ---------------------------------
     John C. Retherford                        Its: President
     Senior Vice President
     Chief Financial Officer

REDBALL, LLC

By:  /s/ Steven Claussen
    ------------------------------
    Its:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Ag-Chem to enter into this Agreement, the undersigned hereby agree to be bound by the terms and conditions of this Agreement and agree to cause C.A.P. to comply with and be bound by the provisions of this Agreement.

STEVEN CLAUSSEN                            ROBERT CLAUSSEN

/s/ Steven Claussen                        /s/ Robert Claussen
-------------------------------------      -------------------------------------
Steven Claussen                            Robert Claussen


                                       18.

                                  SCHEDULE 3.1


Name of Member                         Contribution       Membership Units
--------------                         ------------       ----------------

C.A.P., Inc.                              $1,000,000               100,000



Ag-Chem Equipment Co., Inc.               $1,000,000               100,000
                                          ----------               -------

Totals                                    $2,000,000               200,000
                                          ==========               =======


                                      19.

                                 SCHEDULE 9.1(f)

                                 TITLE TO ASSETS


                                       20.